Exhibit 99.1

iStar Financial Inc.
1114 Avenue of the Americas
New York, NY 10036
News Release	(212) 930-9400

COMPANY CONTACTS	[NYSE: SFI]

James D. Burns	Andrew G. Backman
Chief Financial Officer	Senior Vice President — Investor Relations

iStar Financial Announces Increase in Consideration
in Exchange Offers for Priority 1 Notes

NEW YORK - April 23, 2009 - iStar Financial Inc. (NYSE: SFI) announced today that it has increased the consideration it will pay to holders of Priority 1 Notes in its previously announced private exchange offers. The Priority 1 Notes consist of the Company’s Senior Floating Rate Notes due March 2010 and 5.375% Senior Notes due April 2010.

iStar is now offering to exchange each $1,000 principal amount of Priority 1 Notes validly tendered pursuant to the private exchange offers for $950 principal amount of 8.0% Second-Priority Senior Secured Guaranteed Notes due March 2011. iStar will pay the increased consideration to all holders of Priority 1 Notes who have already tendered, as well as holders who validly tender prior to the expiration date of midnight, New York City time, on May 6, 2009, unless extended by the Company.

Except as described in this press release, the terms of each of the private exchange offers and the cash tender offer set forth in iStar’s Offering Memorandum dated April 9, 2009 (the “Offering Memorandum”) and the related letter of transmittal remain unchanged. There has been no change in the total consideration or the exchange offer consideration offered for the Priority 2 Notes or Priority 3 Notes.

The withdrawal deadline with respect to the offers occurred at 5:00 pm New York City time, on April 22, 2009. Each of the offers will expire at midnight, New York City time, on May 6, 2009, unless extended by the Company.

The private exchange offers and the cash tender offer are not conditioned on any principal amount of notes being tendered. However, the offers are subject to certain other conditions, as more fully described in the Offering Memorandum and related letter of transmittal.

Documents relating to the offers will only be distributed to holders of notes who complete and return a letter of eligibility confirming that they are eligible investors for the purposes of the offers. Holders who desire a copy of the eligibility letter should contact Global Bondholder Service Corporation, the information agent for the offers, (866) 794-2200 (U.S. Toll-free) or (212) 925-1630 (Collect).

The new notes offered in the private exchange offers will not be registered under the Securities Act of 1933, as amended (the “Securities Act”), or any other applicable securities laws and, unless so registered, such new notes may not be offered, sold, pledged or otherwise transferred within the United States or to or for the account or benefit of any U.S. person, except pursuant to an exemption from the registration requirements of the Securities Act. Accordingly, the new notes are being offered and issued only (i) in the United States, to “qualified institutional buyers” (as defined in Rule 144A under the Securities Act), and (ii) outside the United States to persons who are not U.S. persons (as defined in Regulation S under the Securities Act) and who are non-U.S. qualified offerees.

This press release is for informational purposes only and is neither an offer to purchase the any notes nor a solicitation of an offer to sell the new notes. The offers to buy the notes are only being made pursuant to the Offering Memorandum, as amended hereby, and the related letter of transmittal that the Company distributed to eligible investors in connection with the offers. The offers are not being made to persons in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the offers to be made by a licensed broker of dealer, the offers will be deemed to be made on behalf of the Company by one or more of the dealer managers, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

This press release includes statements that are considered “forward-looking statements.” These forward-looking statements reflect the Company’s current views about its plans, strategies and prospects, which are based on the information currently available to it and on assumptions that the Company’s management has made. Although the Company believes that its plans, intentions and expectations as reflected in or suggested by those forward-looking statements are reasonable, the Company can give no assurance that the plans, intentions or expectations will be achieved. The Company assumes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. In evaluating forward-looking statements, you should consider these risks and uncertainties, and you should not place undue reliance on those statements.